 Exhibit 99.1
FIRST AMENDMENT TO SENIOR SECURED
REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of February 21, 2008, by and among KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY, a Maryland corporation (the “Borrower”), the several banks and other financial institutions from time to time party hereto (collectively, the “Lenders”) and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a certain Senior Secured Revolving Credit Agreement, dated as of June 4, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower;

WHEREAS, the Borrower has informed the Lenders and the Administrative Agent that it intends to cease qualifying as a retail investment company under subchapter M of the Code;

WHEREAS, in connection therewith, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders and the Administrative Agent are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.           Amendments.

(a)           Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Distributable Cash Flow” with the following new definition:

“Distributable Cash Flow” shall mean for the Borrower, for any period and without duplication, an amount equal to the sum of (i) the Borrower’s consolidated net investment income for such period, plus (ii) dividends with respect to capital stock of Kinder, Enbridge or a similar equity investment approved by the Administrative Agent in its reasonable discretion paid in additional shares of such capital stock during such period ("PIK Shares") plus (iii) imputed dividends received during such period in the form of MLP Units purchased at a discount in privately negotiated transactions ("Imputed MLP Dividends"), plus (iv) the return of the capital portion of dividends and distributions earned during such period, plus (v) the net realized cash gains for such period, plus (vi) any income tax expense included in net investment income or realized gains for such period, plus (vii) any cash income tax refund received during such period, minus (viii) any income tax benefit included in net investment loss or net realized losses for such period, minus (ix) any cash income taxes paid during such period, in each case determined on a consolidated basis in accordance with GAAP;  provided, that in no event shall the amounts set forth in parts (ii) and (iii) above with respect to PIK Shares and Imputed MLP Dividends for such period exceed 5% of the aggregate amount of consolidated investment income for such period (including the return of the capital portion of dividends and distributions earned during such period), as determined on a consolidated basis in accordance with GAAP; provided, further, the Borrower may include one hundred percent (100%) of the cash proceeds of any sale of PIK Shares or any Imputed MLP Dividends during such period in the determination of Distributable Cash Flow for such period, without duplication for any portion of such proceeds that constitutes the net realized cash gain for such PIK Shares or such Imputed MLP Dividends.  For the avoidance of doubt, the amount included in Distributable Cash Flow as a result of any sale of PIK Shares or Imputed MLP Dividends shall not be subject to the 5% limitation set forth in the proviso to clause (v) above.

(b)           Section 5.10 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

Section 5.10.     Maintenance of Business Development Company.  The Borrower will maintain its status as a “business development company” under the Investment Company Act and shall remain in compliance with the Investment Company Act, including without limitation, all leverage regulations specified in the Investment Company Act.

        2.           Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until (i) the Company shall have paid and the Administrative Agent shall have received reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent), and (ii) the Administrative Agent shall have received executed counterparts to this Amendment from the Borrower, each of the Guarantors and the Lenders.

3.           Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)           The Borrower and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect;

(b)           The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

(c)           The execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to Borrower or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents;

(d)           This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general; and

(e)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.           Reaffirmations and Acknowledgments.

(a)           Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Borrower of this Amendment and jointly and severally ratify and confirm the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Borrower to the Lenders or any other obligation of the Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of the Borrower, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms.  Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.

(b)           Acknowledgement of Perfection of Security Interest.  Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5.           Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.           Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.           No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.           Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.           Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.           Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Borrower and the Guarantors, by their respective authorized officers as of the day and year first above written.

BORROWER:

KAYNE ANDERSON ENERGY
DEVELOPMENT COMPANY

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED MME Investment Partners, LP

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED MME Investment GP, LLC

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED LCP Investment Partners, LP

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED LCP Investment GP, LLC

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED DF Investment Partners, LP

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED DF Investment GP, LLC

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED VP Investment Partners, LP

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

KED VP Investment GP, LLC

By:	/s/ TERRY A. HART
Name:	Terry A. Hart
Title:	Chief Financial Officer

LENDERS:

SUNTRUST BANK, as Administrative Agent, as Issuing Bank and as a Lender

By	/s/ SEAN P. DRINAN
Name:	Sean P. Drinan
Title:	Director

CITIBANK, N.A., as Syndication Agent and as a Lender

By:	/s/ TODD J. MOGIL
Name:	Todd J. Mogil
Title:	Vice President

MERRILL LYNCH BANK USA, as Co-Documentation Agent and as a Lender

By:	/s/ DAVID MILLETT
Name:	David Millett
Title:	Vice President

AMEGY BANK, as a Lender

By	/s/ W. BRYAN CHAPMAN
Name:	W. Bryan Chapman
Title:	Sr. Vice President

CUSTODIAL TRUST COMPANY, as a Lender

By:	/s/ BEN J. SZWALBENEST
Name:	Ben J. Szwalbenest
Title:	President & CEO